Exhibit 8.1

TOWER ONE WIRELESS CORP.
LIST OF SIGNIFICANT SUBSIDIARIES

		Proportion
	Country of	of Voting
Subsidiaries	Incorporation	Interest
Tower Two SAS	Argentina	100%
Tower Three SAS	Columbia	100%